EXHIBIT 5.1

Bank of America Plaza

101 South Tryon Street, Suite 4000

Charlotte, NC 28280-4000

704-444-1000

Fax: 704-444-1111

www.alston.com

September 24, 2008

ScanSource, Inc.

6 Logue Court

Greenville, South Carolina 29615

Re:	Form S-8 Registration Statement —
ScanSource, Inc. Amended and Restated 2002 Long-Term Incentive Plan

Ladies and Gentlemen:

We have acted as counsel for ScanSource, Inc., a South Carolina corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 1,200,000 shares (the “Shares”) of the Company’s Common Stock, no par value, that may be offered and sold by the Company upon the grant or exercise of awards, or the purchase of shares, under the ScanSource, Inc. Amended and Restated 2002 Long-Term Incentive Plan (the “Plan”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission’s Regulation S-K.

We have examined the Amended and Restated Articles of the Company, as amended, the Bylaws of the Company, records of proceedings of the Board of Directors and shareholders of the Company deemed by us to be relevant to this opinion letter, the Plan, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates and statements of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any

ScanSource, Inc.

opinion as to matters that might have been disclosed by independent verification.

This opinion letter is provided to the Company for its use solely in connection with the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond that expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

Our opinion set forth below is limited to the Code of Laws of the State of South Carolina. We do not express any opinion herein concerning any other laws.

Based on the foregoing, it is our opinion that the Shares to be offered and sold under the Plan when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

ALSTON & BIRD LLP

By:	/s/ Gary C. Ivey
Gary C. Ivey, a Partner